FORM SE

                 FORM FOR SUBMISSION OF PAPER FORMAT EXHIBITS

                             BY ELECTRONIC FILERS



Real Silk Investments, Incorporated
Exact name of registrant as specified in charter.

0000082405
Registrant CIK Number



_ N-SAR for period ending  06/30/99
Electronic report, schedule or registration statement of which the documents are a part (give period of report).

811-1788
SEC file number, if available.

Daniel R. Efroymson
Name of Person Filing the Document
(If Other than the Registrant)




SIGNATURES

Filings Made by the Registrant:

The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, _August 26 , 19_99_.


                    _____Real Silk Investments, Inc._
                               (Registrant)


              By:  __________________________________
                            (Name and Title)









     I, Lorretta A. Cox, Secretary of Real Silk
Investments, Incorporated, an Indiana Corporation, do hereby certify under the Seal of said Corporation, that the following is a true and correct transcript of a portion of the minutes of a meeting of the Board of Directors of said Corporation, regularly called and held in accordance with the By-Laws of said Corporation on the 15th day of March, 1999, at Indianapolis, Indiana, at which meeting a quorum was present and voted throughout:


     WHEREAS, that in light of the current consideration by the Board of Directors of a possible extraordinary corporate transaction, and the substantial likelihood that a decision in regard to such possibility will be reached in the near future, it is in the best interests of the Corporation and its shareholders to amend the By-Laws of the Corporation to provide greater flexibility to the Corporation and its Board of Directors in scheduling the annual meeting of shareholders in order to reduce unnecessary expense;

     RESOLVED, that for calendar year 1999 only,
Article II, Section 1 of the By-Laws of the Corporation is hereby amended to state:

     Section 1.  Annual Meeting.  The annual meeting
of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such date as to be determined by the President of the Corporation or by a vote of the majority of the Board of Directors of the Corporation.

     FURTHER RESOLVED, that effective January 1, 2000, the amendment to Article II, Section 1 of the By-Laws of the Corporation adopted hereby shall terminate and the provisions of Article II, Section 1 of the By-Laws of the Corporation in effect immediately prior to the adoption of the above resolutions and By-Law, shall again be the provisions of Article II, Section 1 of the By-Laws of the Corporation.



                           Lorretta A. Cox, Secretary


Dated: March 15, 1999